SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

SpectRx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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SPECTRX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2002

TO THE STOCKHOLDERS:

      Notice is hereby given that the 2002 annual meeting of stockholders of SpectRx, Inc., a Delaware corporation, will be held on Wednesday, May 22, 2002 at 10:00 a.m., local time, at the Amberley Suite Hotel, 5885 Oakbrook Parkway, Norcross, Georgia 30093 for the following purposes:

1.	To elect directors of SpectRx.
2.	To transact such other business as may properly come before the meeting or any adjournment of the annual meeting.

      These matters are more fully described in the proxy statement accompanying this notice.

      Only stockholders of record at the close of business on April 6, 2002 are entitled to notice of and to vote at the annual meeting.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned a proxy.

By Order of The Board of Directors

Mark A. Samuels
Chairman, Chief Executive Officer
and Director

Norcross, Georgia

April 25, 2002

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING
SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Aggregated Option Exercises in Fiscal 2001 and Fiscal 2001 Year-End Option/SAR Values
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS

SPECTRX, INC.

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited by the board of directors on behalf of SpectRx, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held Wednesday, May 22, 2002 at 10:00 a.m., local time, or at any adjournment of the annual meeting, for the purposes listed in this proxy statement and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at the Amberley Suite Hotel, 5885 Oakbrook Parkway, Norcross, Georgia 30093. Our principal executive offices are located at 6025A Unity Drive, Norcross, Georgia 30071, and our telephone number at our principal office is (770) 242-8723.

      This proxy statement is being mailed on or about April 25, 2002 to all stockholders entitled to vote at the annual meeting.

Record Date and Voting Securities

      Stockholders of record of our common stock, par value $.001 per share, at the close of business on April 6, 2002, which is referred to as the record date, are entitled to notice of and to vote at the annual meeting. Each stockholder is entitled to one vote for each share held as of the record date. At the record date, 11,201,951 shares of our common stock were issued and outstanding and held of record by 120 stockholders.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

Solicitation

      We will pay the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions and Broker Non-Votes

      Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections with the assistance of our transfer agent. The inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of shares, which are entitled to vote and which are present or represented by proxy at the meeting. For this annual meeting, once a quorum is present, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting is required under Delaware law for approval of proposals presented to stockholders, except that the directors will be elected by a plurality of votes.

      The inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” or proxies required to be treated as “non-votes” as being present and entitled to vote for purposes of determining the presence of a quorum. A “non-vote” occurs if a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to some shares to vote on a particular matter. “Non-votes” will be considered as present for purposes of determining the number of votes required for a proposal to be approved. Shares voted “WITHHELD” or “ABSTAIN” or “non-votes”, however, will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote and, therefore, will have the same effect as a vote against the proposal.

      Proxies that are properly executed and returned will be voted at the annual meeting in accordance with the instructions on the proxy. Any properly executed proxy on which there are no instructions indicated about a specified proposal will be voted as follows:

•	FOR the election of the six persons named in this proxy statement as the board of directors’ nominees for election to the board of directors.

No business other than that listed in this proxy statement is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the proxy will vote the shares they represent at their discretion.

Deadline for Receipt of Stockholder Proposals To Be Presented At 2003 Annual Meeting

      We must receive proposals of our stockholders which are intended to be presented by stockholders at the 2003 annual meeting at our principal executive offices no later than December 25, 2002 in order to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Moreover, with regard to any proposal by a stockholder not seeking to have its proposal included in the proxy statement but seeking to have its proposal considered at the 2003 annual meeting, if that stockholder fails to notify us in the manner just described by March 9, 2003, then the persons who are appointed as proxies may exercise their discretionary voting authority with respect to the proposal, if the proposal is considered at the 2003 annual meeting, even if stockholders have not been advised of the proposal in the proxy statement for the annual meeting. Any proposals submitted by stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

Independent Auditors

      Arthur Andersen LLP have been our auditors for the year ended December 31, 2001. However, uncertainty about the ability of Arthur Andersen to perform our 2002 auditing services, in light of the charges against it relating to its services for Enron Corporation, has caused us to evaluate the most effective and efficient method to obtain auditing services for 2002. Therefore, the board of directors has not appointed independent auditors for the year ending December 31, 2002.

      Accordingly, while we customarily seek stockholder ratification of the board’s selection of independent auditors at our annual meeting, we are not asking our stockholders to ratify our selection for 2002. However, we expect to resume our practice of seeking stockholder ratification of our selection at the 2003 annual meeting of stockholders.

      Representatives of Arthur Andersen will not be present at the annual meeting and will not be available to make a statement or respond to questions.

Audit Fees

      Arthur Andersen LLP has billed us $65,000, in the aggregate, for professional services it rendered for its audit of our annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the interim financial statements included in our Forms 10-Q filed during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

      There were no financial information design and implementation fees as described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for services rendered by Arthur Andersen during the fiscal year ended December 31, 2001.

All Other Fees

      Arthur Andersen LLP has billed us $27,500, in the aggregate, including $18,500 for other audit related fees, for all other services it rendered during the fiscal year ended December 31, 2001.

      The audit committee has considered whether the provision of non-audit services to us by Arthur Andersen is compatible with maintaining Arthur Andersen’s independence.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of these forms received by us, we believe that, with respect to fiscal year 2001, other than William Zachary, who failed to timely file one Form 4 disclosing two transactions, our other officers, directors and 10% stockholders were in compliance with all applicable filing requirements.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

      The following table lists information regarding the beneficial ownership of our common stock as of March 31, 2002 by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each director, (iii) each officer named in the summary compensation table below, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each officer and director is 6025A Unity Drive, Norcross, Georgia 30071.

	Amount &
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership(1)	Class(2)

Entities affiliated with Hillman Medical Ventures(3)
(Charles G. Hadley)
824 Market Street Suite 900

Wilmington, DE 19801	1,880,546	16.80%
Entities affiliated with SAFECO Corporation(4)
601 Union Street, Suite 2500

Seattle, WA 98101	1,800,000	15.7%
Noro-Moseley Partners
4200 Northside Parkway
Building 9

Atlanta, GA 30327	863,456	7.7%
Abbott Laboratories(5)
100 Abbott Park Road

Abbott Park, IL 60064	1,268,119	10.7%

Mark A. Samuels(6)	604,095	5.2%

Keith D. Ignotz(7)	505,988	4.4%

Thomas H. Muller, Jr.(8)	177,077	1.6%

Walter Pavlicek(9)	13,806	*

Mark Faupel(10)	100,833	*

Earl Lewis(11)	9,375	*

William Zachary(12)	18,671	*

Chris Monahan(13)	3,958	*

All directors and executive officers as a group (11 persons)(14)	3,463,995	28.4%

(*)	Less than 1%
(1)	Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(2)	Percentage ownership is based on 11,201,951 shares of common stock outstanding as of March 31, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares of common stock subject to currently exercisable options, warrants or convertible preferred stock, or any such securities exercisable within 60 days after March 31, 2002, are deemed outstanding for computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Consists of 7,708 shares held by Mr. Hadley subject to stock options that are exercisable within 60 days of March 31, 2002; 82,637 shares held by Wilmington Interstate Corporation; 75,000 shares held by Hillman Medical Ventures 1997 L.P.; 423,102 shares owned by Hillman Medical Ventures 1996 L.P.; 101,860 shares owned by Hillman Medical Ventures 1995 L.P.; 275,953 shares owned by Hillman Medical Ventures 1994 L.P.; 714,286 shares owned by Hillman Medical Ventures 1993 L.P. and 200,000 shares held by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, Trustees of the Henry L. Hillman Trust U/A Dated 11/18/85. The general partners of the Hillman Medical Ventures partnerships are Cashon Biomedical Associates L.P. of which Charles Hadley, one of our directors, Hal S. Broderson and Ronald J. Brenner are the general partners, and Hillman/Dover Limited Partnership. The general partner of Hillman/Dover Limited Partnership is an indirect wholly-owned subsidiary of The Hillman Company, a firm engaged in diversified investments and operations. Wilmington Securities Corporation is an indirect wholly-owned subsidiary of The Hillman Company. The Hillman Company is controlled by Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette, trustees of the Henry L. Hillman Trust, which trustees may be deemed the beneficial owners of all the shares except those subject to options owned by the Hillman Medical Ventures partnerships.
(4)	Consists of 861,000 shares held by SAFECO Common Stock Trust, as to which voting and investment power are shared; 464,000 shares held by SAFECO Resource Series Trust, as to which voting and investment power are shared; and 175,000 shares held by SAFECO Corporation, which has shared voting and dispositive power with respect to all 1,500,000 shares; and warrants to purchase shares in the following amounts: 172,200 held by SAFECO Growth Opportunities Fund, 92,800 held by SAFECO Growth Opportunities Portfolio, and 35,000 held by SAFECO Diversified Common Stock Portfolio. All of these entities are affiliates of SAFECO Corporation.
(5)	Consists of 626,342 shares held by Abbott Laboratories and 122,497 shares that will be acquired upon conversion of its 100,000 shares of convertible preferred stock and 519,280 shares that may be acquired upon conversions of its 425,000 shares of convertible, redeemable preferred stock, including interest, calculated assuming a conversion price of $9.388 at 60 days past March 31, 2002.
(6)	Consists of 287,236 shares held by Mr. Samuels and 316,859 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
(7)	Consists of 245,629 shares held by Mr. Ignotz and 260,359 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
(8)	Consists of 12,404 shares held by Mr. Muller and 164,673 shares subject to stock options that are exercisable within 60 days of March 31, 2002.
(9)	Consists of 1,306 shares held by Mr. Pavlicek and 12,500 shares subject to stock options that are exercisable within 60 days of March 31, 2002.

(10)	Consists of 100,833 shares held by Mr. Faupel subject to stock options that are exercisable within 60 days of March 31, 2002.
(11)	Consists of 9,375 shares held by Mr. Lewis subject to stock options that are exercisable within 60 days of March 31, 2002.
(12)	Consists of 10,963 shares held by Mr. Zachary and 7,708 shares subject to stock options that are exercisable within 60 days of March 31, 2002.

(13)	Consists of 3,958 shares held by Mr. Monahan subject to stock options that are exercisable within 60 days of March 31, 2002.
(14)	Consists of 2,440,290 shares held by the directors and executive officers and 1,023,705 shares subject to stock options that are exercisable within 60 days of March 31, 2002.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      A board of six directors will be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently our directors. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. We do not expect that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until that person’s successor has been elected.

      The nominees for director, who are all incumbent, are as follows:

			Director
Name	Age	Position With Spectrx	Since

Mark A. Samuels	44	Chairman, Chief Executive Officer and Director	1992

Keith D. Ignotz	54	President, Chief Operating Officer and Director	1992

Charles G. Hadley	45	Director	1993

Earl R. Lewis	58	Director	1998

William E. Zachary, Jr.	59	Director	1999

Chris Monahan	63	Director	2000

      Mark A. Samuels has served as a member of our board of directors and as our chief executive officer since co-founding SpectRx in 1992. Prior to that time, Mr. Samuels was a founder of Laser Atlanta Optics, Inc., an optical sensor company, where he held the position of president and chief executive officer until 1992. While at Laser Atlanta Optics, Mr. Samuels focused on the development of commercial and medical applications of electro-optics. Mr. Samuels earned a B.S. in Physics and a M.S. in Electrical Engineering from Georgia Institute of Technology.

      Keith D. Ignotz has served as a member of our board of directors and as chief operating officer since co-founding SpectRx in 1992. Prior to that time, Mr. Ignotz was president of Humphrey Instruments SmithKline Beckman (Japan), president of Humphrey Instruments GmbH (Germany), and senior vice president of Allergan Humphrey, Inc., a medical device company. Mr. Ignotz is a member of the board of directors of Vismed, Inc., an ophthalmic diagnostic products company, doing business as Paradigm, and Pennsylvania College of Optometry. Mr. Ignotz earned a B.A. in Sociology and Political Science from San Jose State University and a M.B.A. from Pepperdine University.

      Charles G. Hadley has served as a member of our board of directors since 1993. Since 1988, Mr. Hadley has been general partner of Cashon Biomedical Associates, L.P., which is the managing general partner of the Hillman Medical Ventures partnerships. These venture firms focus on investments in early stage medical technology companies. Mr. Hadley earned a B.A. from George Washington University and a J.D. and M.B.A. from Stanford University.

      Earl R. Lewis has served as a member of our board of directors since July 1998. Mr. Lewis is president, chief executive officer, and chairman of the board of directors of FLIR Systems, Inc., a manufacturer of thermal imaging and broadcast camera systems for a wide variety of applications in the commercial and government markets. Prior to joining FLIR in 2000, Mr. Lewis was president and chief executive officer of Thermo Instruments Systems, Inc. He served in various capacities with Thermo Instrument Systems since 1986. Thermo Instrument Systems develops, manufactures and markets analytical instruments used to identify complex compounds as well as instruments used to image, inspect and measure various industrial processes and life sciences phenomena. Mr. Lewis is a member of the board of directors of Spectra Physics Laser, Inc., IGI, Inc. and Harvard Bioscience, Inc.

      William E. Zachary, Jr. has served as a member of our board of directors since April 1999. Since 1971, Mr. Zachary has been a member with the law firm of Zachary & Segraves, P.A. of Decatur, Georgia, of which he is a founding member. He served on the Investigative Panel of the State Bar of Georgia Disciplinary Board

from 1997 to 2000. Mr. Zachary was a founder and was chairman of the board of directors of Bank Atlanta from 1986 to 2000, at which time Bank Atlanta merged with Branch Bank & Trust Company. Mr. Zachary is a qualified arbitrator for the New York and American Stock Exchanges and the National Association of Securities Dealers, Inc.

      Chris Monahan has served as a member of our board of directors since October 2000. Mr. Monahan has been a private investor since 1998, following a 38-year career in the medical industry. Most recently, Mr. Monahan served as the divisional vice president and general manager in the Diagnostics Division of Abbott Laboratories, from 1992 to 1998. From 1988 to 1992 he served as president of Unipath, a division of the Unilever Co., and was responsible for its worldwide hematology business and marketing of the U.S. Clearview Rapid Assay line. From 1981 to 1988, Mr. Monahan was president and chief executive officer of Sequoìa Turner Corp. Mr. Monahan earned a B.A. from the University of Notre Dame.

Vote Required

      The six nominees receiving the highest number of affirmative votes of the votes cast will be elected as directors.

Recommendation

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Board Meetings and Committees

      Our board of directors held six meetings during the fiscal year ended December 31, 2001. No director attended fewer than 75% of the meetings of the board of directors and the committees on which he served during the fiscal year ended December 31, 2001. The board of directors has an audit committee and a compensation committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

      The audit committee consists of directors Hadley, Lewis and Zachary. The board of directors has adopted a written audit committee charter. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the Nasdaq Stock Market’s listing standards. The audit committee is responsible for reviewing the results and scope of the audit and other services provided by our independent auditors. The audit committee held two meetings during the last fiscal year.

      The compensation committee consists of directors Monahan, Hadley and Lewis. The compensation committee reviews and makes recommendations to the board concerning salaries and incentive compensation for our employees and administers our equity incentive plans. The compensation committee held one meeting during the last fiscal year.

Director Compensation

      Nonemployee directors receive payments of $3,000 per quarter, $1,000 per meeting attended in person or $500 if attended by telephone, and $500 per committee meeting attended, up to a maximum of $20,000 per year. All directors are reimbursed for expenses actually incurred in attending meetings of the board of directors and its committees. Nonemployee directors may be granted options to purchase common stock under our 1995 stock plan. There were no grants to directors in 2001.

Compensation Committee Interlocks and Insider Participation

      Charles G. Hadley, Chris Monahan and Earl R. Lewis comprise the compensation committee. No member of the compensation committee has been an officer or employee of SpectRx or had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table lists specified compensation we paid during each of the fiscal years ended December 31, 1999, 2000 and 2001 to the chief executive officer and our four other most highly compensated executive officers in 2001, who are referred to as the named executive officers:

Summary Compensation Table

						Long Term
						Compensation

						Securities
		Annual Compensation				Underlying
						Options/	All Other
Name And Principal Position	Year	Salary ($)		Bonus ($)		SARs (#)	Compensation ($)

Mark A. Samuels	2001	$227,532		$25,000		—	$3,148	(2)
Chairman and Chief	2000	220,000	(1)	63,250	(1)	60,000	3,117	(2)
Executive Officer	1999	200,000	(1)	50,000		—	3,082	(2)

Keith D. Ignotz	2001	$182,236		$20,000		—	$2,880	(2)
President and Chief	2000	180,833	(1)	40,425	(1)	45,000	2,880	(2)
Operating Officer	1999	175,000	(1)	43,750		—	$2,880	(2)

Thomas H. Muller, Jr.	2001	$164,289		$20,000		—	$2,200	(2)
Executive Vice President,	2000	163,267	(1)	36,498	(1)	30,000	2,022	(2)
Chief Financial Officer	1999	151,500	(1)	39,500		26,000	1,814	(2)
and Secretary

Mark L. Faupel	2001	$153,806		$21,000		—	—
Vice President, Research	2000	143,523		31,080		20,000	—
& Development	1999	132,769		29,000		44,000	—

Walter Pavlicek	2001	$150,355		$9,268		—	—
Vice President,	2000	55,846		7,866		30,000	—
Engineering	1999	—		—		—	—

(1)	Messrs Samuels, Ignotz and Muller have deferred salary included in the listed compensation totals. The following amounts of salary were deferred for the year indicated: Mr. Samuels — 1999 — $25,000 and 2000 — $45,000; Mr. Ignotz — 1999 — $25,000 and 2000 — $30,833; Mr. Muller — 1999 — $21,500 and 2000 — $33,267. In 2000 the following bonus amounts were deferred: Mr. Samuels — $31,625; Mr. Ignotz — $20,213; Mr. Muller — $18,249. In December 1999, subsequent to the signing of the third amendment of our agreement with Abbott, all deferred amounts through 12/31/99 were paid to Messrs. Samuels, Ignotz and Muller. In June 2001, subsequent to two private placement financings, all deferred amounts through 6/1/01 were paid to Messrs. Samuels, Ignotz and Muller.
(2)	Consists of insurance premiums for a term life policy, the proceeds of which are payable to each officer’s named beneficiary.

Option Grants in Last Fiscal Year

      There were no options grants to the named executive officers in 2001. There were 41,000 options granted to all other individuals during 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

      The following table lists each of the named executive officers, information concerning option exercises during the year ended December 31, 2001 and the fiscal year end number and value of exercisable and unexercisable options:

Aggregated Option Exercises in Fiscal 2001 and
Fiscal 2001 Year-End Option/SAR Values

	Number of Shares
	Underlying Unexercised		Value of Unexercised
	Options/SARs at		In-The-Money Options/SARs
	12/31/01 (#)		at 12/31/01 ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark A. Samuels	310,609	36,250	$1,066,979	$0

Keith D. Ignotz	255,671	20,625	911,976	0

Thomas H. Muller, Jr.	158,840	27,188	270,182	0

Mark L. Faupel	91,248	37,752	77,452	73,923

Walter Pavlicek	9,375	20,625	0	0

(1)	Based on a value of $6.90 per share, which was the last reported sale price of the common stock on December 29, 2001.

Change of Control Arrangements

      We have a compensatory arrangement with our executive officers that will result from a change of control of SpectRx, as defined below. Under the stock option agreements with each of our executive officers named in the summary compensation table, upon a change of control all options held by the officer will vest immediately. The committee that administers the stock option plan may provide, by giving at least 30 days prior written notice, that all options will terminate if not exercised in connection with or before the change of control or, if provision is made for assumption of the options, permit the optionee to elect to accept the assumed options. Additionally, after a change of control, if the optionee’s employment is terminated due to a reduction of responsibility, required relocation or other similar action, the executive officer will be entitled to receive, as specified in the agreement for each executive officer, three month’s severance (in the case of Messrs. Faupel and Pavlicek) or twelve month’s severance (in the case of Messrs. Samuels, Ignotz and Muller), which may be paid either as a lump sum or as a salary continuation, at our option. Generally, a change of control occurs upon an acquisition by any person or group in excess of 50% of our voting securities, a replacement of more than one-half of the members of our board of directors that is not approved by a majority of the members who were on the board before the transaction, the merger of SpectRx with or into another entity unless the holders of our securities before the transaction continue to hold a majority of our securities after the transaction, or the consolidation or sale of all or substantially all of our assets.

REPORT OF THE COMPENSATION COMMITTEE

      The following report is provided to stockholders by the members of the compensation committee of the board of directors:

      The compensation committee is responsible for making recommendations to the board of directors concerning salaries and incentive compensation for employees of and consultants to SpectRx. The compensation committee also has the authority and power to grant stock options to SpectRx’s employees and consultants.

      The goals of SpectRx’s compensation policies are to align executive compensation with business objectives and corporate performance, and to attract and retain executives who contribute to the long-term success and value of SpectRx. We operate under the following principles to achieve these compensation goals:

•	We pay competitively for experienced, highly-skilled executives:

SpectRx operates in the competitive and rapidly changing medical device industry. Executive base compensation is targeted to the salary range paid to comparable executives in companies of similar size, location, and with comparable responsibilities. The individual executive’s salary is reviewed annually based on individual performance, corporate performance, and the relative compensation of the individual when compared to the salary ranges of executives in other companies with similar responsibilities.

•	We reward executives for superior performance:

The committee believes that a substantial portion of each executive’s compensation should be in the form of bonuses. Executive bonuses are based on a combination of individual performance and the attainment of corporate goals. Individual performance goals are based on specific objectives that must be met in order for SpectRx to achieve its corporate goals. In order to attract and retain executives who are qualified to excel in the medical device industry, performance in excess of the corporate goals results in higher bonuses.

•	We strive to align long-term stockholder and executive interests:

In order to align the long-term interests of executives with those of stockholders, SpectRx grants key employees, and particularly executives, options to purchase stock. Options are granted at an exercise price equal to the closing price of one share of SpectRx’s common stock on the day of the date of grant and will provide value only when the price of the common stock increases above the exercise price. Options are subject to vesting provisions designed to encourage executives to remain employed by SpectRx. Additional options are granted from time to time based on individual performance and the prior level of grants.

Compensation of Mark Samuels, Chairman and Chief Executive Officer

      During 2001, the compensation of Mr. Samuels was determined by applying the same principles discussed above, which are also used to determine compensation and bonuses for all executive officers. Mr. Samuels’ bonus for 2001 was based upon a pre-determined set of goals approved by the compensation committee near the beginning of the bonus plan year. These goals included profitability, meeting budget targets and fund-raising. Mr. Samuel’s compensation for 2001 is listed in the summary compensation table above.

Summary

      The compensation committee believes that our compensation policy, as practiced to date by the compensation committee and the board, has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Our compensation policy will evolve over time as SpectRx attempts to achieve the many short-term goals it faces while maintaining its focus on building long-term stockholder value through technological leadership and development and expansion of the market for SpectRx’s products.

Respectfully submitted,

Earl R. Lewis, Chairman
Chris Monahan
Charles G. Hadley

      The above compensation committee report will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

REPORT OF THE AUDIT COMMITTEE

      The following report is provided to stockholders by the members of the audit committee of the board of directors:

      The board of directors of SpectRx has adopted a written audit committee charter. All members of the audit committee are independent as defined in Rule 4200(a)(14) of the Nasdaq Stock Market’s listing standards.

      The audit committee has reviewed and discussed with SpectRx’s management and Arthur Andersen LLP, SpectRx’s independent auditors for the fiscal year ended December 31, 2001, the audited financial statements of SpectRx contained in its annual report to stockholders for the year ended December 31, 2001. The audit committee has also discussed with SpectRx’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

      The audit committee has received and reviewed the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Arthur Andersen their independence.

      Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in SpectRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the U.S. Securities and Exchange Commission.

Respectfully submitted,

Charles G. Hadley, Chairman
William E. Zachary, Jr.
Earl R. Lewis

      The information contained in the report of the audit committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

PERFORMANCE GRAPH

      The graph below shows a comparison of total stockholder return for holders of our common stock from July 1, 1997, the date of our initial public offering, through December 31, 2001 compared with the Nasdaq Stock Market and the Nasdaq Medical Devices Index. This graph is presented pursuant to SEC rules and assumes all dividends have been reinvested in common stock. We believe that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical device stocks like SpectRx are subject to a number of market-related factors other than our performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical device stocks.

	NASDAQ US	NASDAQ Medical Devices	SpectRx, Inc.

6/30/1997	100	100	100
8/29/1997	110.3669	107.0843	94.64286
10/31/1997	110.8173	115.4141	116.0714
12/31/1997	109.456	112.1366	96.42857
2/27/1998	123.534	121.7855	119.6429
4/30/1998	130.2674	123.0489	123.2143
6/30/1998	131.6339	116.4094	98.21429
8/31/1998	104.299	92.0488	67.85714
10/30/1998	123.9879	102.6438	50
12/31/1998	154.3364	124.843	86.15714
2/26/1999	160.9095	122.003	73.21429
4/30/1999	178.6589	142.9899	94.64286
6/30/1999	189.2928	155.4394	110.7143
8/31/1999	193.739	156.0399	116.0714
10/29/1999	209.5555	139.2354	133.9286
12/31/1999	286.7483	151.198	170.5429
2/29/2000	328.7009	178.7997	252.6857
4/28/2000	270.7641	163.1544	182.1429
6/30/2000	279.9112	179.0409	150
8/31/2000	296.0337	200.8041	123.2143
10/31/2000	236.4215	184.3941	117.8571
12/29/2000	172.475	155.9875	105.3571
2/28/2001	149.7286	144.4277	112.5
4/30/2001	147.955	145.7175	103.5714
6/29/2001	151.7446	167.8392	124.2857
8/31/2001	126.6097	158.407	107.8571
10/31/2001	118.782	155.3636	105.4286
12/31/2001	136.8588	171.369	98.57143

      The information contained in the stock performance graph will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

CERTAIN TRANSACTIONS

      On October 31, 1996, we loaned $200,000 to Mark A. Samuels, our chairman, chief executive officer and a director. The loan, which was made pursuant to a promissory note secured by our common stock and other securities, bears interest at the rate of 6.72% per year and becomes due and payable on the earlier of December 31, 2002 or 120 days after the date when he ceases to be our employee. The outstanding balance, including interest, as of March 31, 2002 was $272,800. Mark A. Samuels’ largest aggregate amount of indebtedness outstanding to us in 2001 was about $269,440.

      On October 31, 1996, we loaned $200,000 to Keith D. Ignotz, our president, chief operating officer and a director. The loan, which was made pursuant to a promissory note secured by our common stock and other securities, bears interest at the rate of 6.72% per year and becomes due and payable on the earlier of December 31, 2002 or 120 days after the date when he ceases to be our employee. The outstanding balance, including interest, as of March 31, 2002 was $272,800. Keith D. Ignotz’s largest aggregate amount of indebtedness outstanding to us in 2001 was about $269,440.

      On June 30, 1994, we loaned about $28,000 to Mark A. Samuels, our chairman, chief executive officer and a director in connection with his purchase of our common stock. The loan was made pursuant to a promissory note secured by the underlying stock, bears interest at the rate of 6% per year and becomes due and payable on December 31, 2002. The outstanding balance, including interest, as of March 31, 2002 was about $19,441.

      On June 30, 1994, we loaned about $21,000 to Keith D. Ignotz, our president, chief operating officer and a director, in connection with his purchase of our common stock. The loan was made pursuant to a promissory note secured by the underlying stock, bears interest at the rate of 6% per year and becomes due and payable on December 31, 2002. The outstanding balance, including interest, as of March 31, 2002 was about $30,568.

OTHER MATTERS

      We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the shares represented by proxy as they, acting in their sole discretion, may determine.

      WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO STOCKHOLDER RELATIONS, SPECTRX, INC. 6025A UNITY DRIVE, NORCROSS, GEORGIA 30071.

THE BOARD OF DIRECTORS

Dated: April 25, 2002

This proxy is solicited on behalf of the board of directors

SPECTRX, INC.

2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2002

     The undersigned stockholder of SPECTRX, INC., a Delaware corporation, acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated April 30, 2002 and hereby appoints Mark A. Samuels and Thomas H. Muller, Jr. and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 annual meeting to be held on May 22, 2002 at 10:00 a.m. local time, at the Amberley Suite Hotel, 5885 Oakbrook Parkway, Norcross, Georgia 30093 and at any adjournment or adjournments of the annual meeting, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. ELECTION OF DIRECTORS:

☐	FOR all nominees listed below:	☐	WITHHOLD authority to vote for all nominees
Mark A. Samuels, Keith D. Ignotz, Charles G. Hadley, Earl R. Lewis, William E. Zachary, Jr., Chris Monahan
Except, for vote withheld from the following nominees:

     In their discretion, the proxies will vote upon any other matter or matters which may properly come before the annual meeting or any adjournment or adjournments of the annual meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND IN THE DISCRETION OF THE DESIGNATED PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Dated:	, 2002

Signature

Signature

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears on this proxy, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)